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                                                                      Exhibit 99

99. Parties to Severance Pay Agreement, in substantially the form set forth in
    Exhibit 10.a, to Form 10-Q for the second quarter of 2000:

                  Stanley H. Davis
                  Don R. Graber
                  Timothy G. Howard
                  Nancy A. Michaud